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Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" in Amendment No. 2 to the joint Registration Statement on Form S-4 (SEC File Nos. 333-124303 and 333-124303-01) and related Proxy Statement/Prospectus of IAC/InterActiveCorp and Expedia, Inc. and to the incorporation by reference therein of our report dated March 11, 2005, with respect to the consolidated financial statements and schedule of IAC/InterActiveCorp, management's assessment of the effectiveness of internal control over financial reporting of IAC/InterActiveCorp, and the effectiveness of internal control over financial reporting of IAC/InterActiveCorp included in its Annual Report (Form 10-K) for the year ended December 31, 2004, filed with the Securities and Exchange Commission.

                      /s/ Ernst & Young LLP

New York, New York
June 16, 2005

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Consent of Independent Registered Public Accounting Firm